Exhibit 4.23

NEITHER THIS WARRANT NOR ANY SECURITIES THAT MAY BE ISSUED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS DISTRIBUTION OR RESALE, AND THIS WARRANT AND ANY SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR SUCH SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Number of Shares: 469,333

Date of Issuance: August 31, 2017	WARRANT No. C-005

BLOOM ENERGY CORPORATION

COMMON STOCK PURCHASE WARRANT

(VOID AFTER AUGUST 31, 2022)

Bloom Energy Corporation, a Delaware corporation (the “Company”), for value received, hereby certifies that Canada Pension Plan Investment Board (“CPPIB”), or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date hereof and on or before 5:00 p.m. (Eastern time) on August 31, 20221 (the “Exercise Period”), up to 469,333 shares of Common Stock, $0.0001 par value per share, of the Company (“Common Stock”), at a purchase price of one cent ($0.01) per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively. This Warrant is one of a series of Warrants originally issued by the Company to Canada Pension Plan Investment Board of like tenor, except as to the number of shares of Common Stock subject thereto (the Warrants of such series being herein collectively referred to as the “Company Warrants”). The Warrants and Common Stock are referred to herein as the “Securities”.

1. Exercise.

(a) Exercise Procedure. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part, by surrendering this Warrant at the principal office of the Company, or at such other office or agency as the Company may designate, with the purchase form appended hereto as Exhibit I (the “Purchase Form”) duly executed by or on behalf of the Registered Holder, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise

[1]	Maturity will be 5 years after the issue date.

(a “Cash Exercise”). In lieu of a Cash Exercise of this Warrant, the Registered Holder may elect to receive upon exercise of this Warrant such number of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Y (A - B)
X	=	A

Where

X — The number of Warrant Shares to be issued to the holder of this Warrant.

Y — The number of Warrant Shares purchasable under this Warrant.

A — The Fair Market Value (as determined in Section 2(c) below) of one Warrant Share.

B — The Exercise Price (as adjusted to the date of such calculations).

A facsimile signature of the Registered Holder on the Purchase Form shall be sufficient for purposes of exercising this Warrant.

(b) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant, the completed and executed Purchase Form, and the Purchase Price (either in cash in a Cash Exercise or in the relinquishment of the right to acquire the appropriate number of shares of Common Stock in a Cashless Exercise) shall have been surrendered to the Company as provided in subsection 1(a) above (the “Exercise Date”). At such time, the Person or Persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

(i) a certificate for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such Warrant Shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised.

(d) Provisions Related to Non-US Persons.

(i) Each Registered Holder who is a direct or indirect transferee of the initial Registered Holder and is not a US Person (“US Person”) as defined in Regulation S under the Securities Act is required to give:

(A) Written certification that it is not a US Person and the Warrant is not being exercised on behalf of a US Person; or

(B) A written opinion of counsel to the effect that the Warrant and the securities delivered upon exercise thereof have been registered under the Securities Act or are exempt from registration thereunder.

(ii) If a Registered Holder who is a direct or indirect transferee of the initial Registered Holder is not a US Person, procedures shall be implemented by the Company to ensure that the Warrant may not be exercised within the United States, and that the Warrant Shares issuable upon exercise of the Warrant may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of “offshore transaction” pursuant to Rule 902(h) under the Securities Act, unless registered under the Securities Act or unless an exemption from such registration is available.

(e) Exercise in Connection with a Qualified IPO. If the Company proposes at any time to effect a Qualified IPO, the Company shall give Holder at least ten (10) days advance written notice (“Transaction Notice”) of the anticipated closing date for such Qualified IPO. This Warrant shall automatically be deemed exercised via a Cashless Exercise in the absence of any different action by Holder immediately prior to the effective date of a Qualified IPO. Holder may, in response to the Transaction Notice, elect at its option, to exercise this Warrant in full in accordance with Section 1 hereof, conditioned upon the completion of such transaction.

2. Adjustments.

(a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (the “Original Issue Date”) effect a subdivision of the outstanding shares of Common Stock or a dividend in respect of the Common Stock payable in shares of Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased and the number of Warrant Shares shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Reorganization. In case at any time or from time to time prior to the exercise of this Warrant, the Company (i) effects a capital reorganization, reclassification, or recapitalization, (ii) consolidates with or merges with or into any other person or entity, or (iii)

transfers all or substantially all of its properties or assets to any other person or entity under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the registered Holder of this Warrant, upon exercise hereof at any time after or simultaneously with the consummation of such reorganization, recapitalization, consolidation, or merger or the effective date of such dissolution, as the case may be, will receive, in lieu of the Warrant Shares issuable upon such exercise before such consummation or effective date, the other securities, cash, and/or property to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided herein.

(c) Fair Market Value. The Fair Market Value per share of Common Stock shall be determined as follows:

(i) If traded on a securities exchange, the Nasdaq Capital Market or the Nasdaq Global Market, the Fair Market Value shall be deemed to be the average of the closing prices of the capital stock of the Company of the Company on such exchange or market over the ten (10) business days ending immediately prior to the applicable date of valuation;

(ii) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending immediately prior to the applicable date of valuation; and

(iii) If there is no active public market, the Fair Market Value shall be determined in good faith by the Board of Directors of the Company upon a review of relevant factors; and

(iv) Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the Fair Market Value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which one Warrant Share is convertible at the time of such exercise.

(d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of Warrant Shares and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3. No Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares of Common Stock, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to Section 2(c) above.

4. Transfers, etc.

(a) Notwithstanding anything to the contrary contained herein, this Warrant and the Warrant Shares shall not be sold or transferred (“Transfer”) unless either (i) they first shall have been registered under the Securities Act, or (ii) such sale or transfer shall be exempt from the registration requirements of the Securities Act and the Company shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and any proposed subsequent transferee in such Transfer prior to a Qualified IPO will execute the Restriction Agreement attached hereto as Exhibit III and deliver such Restriction Agreement to the Company as a condition to such Transfer. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

(b) Any certificate that may be issued representing Warrant Shares shall bear a legend substantially in the following form, in addition to any other legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION, WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, following any sale of such Warrant Shares pursuant to Rule 144 under the Securities Act (and the holder thereof has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144) or at such time as the Warrant Shares are sold or transferred in accordance with the requirements of a registration statement of the Company on such form as may then be in effect.

(c) In addition to the legend set forth on Section 4(b), the Registered Holder understands that any Warrant Shares issued prior to the Lock-up Release Date will bear a legend substantially to the following effect (subject to appropriate modification to reflect changes to the terms of the restrictions applicable to the Warrant Shares pursuant to the Restriction Agreement):

THIS SECURITY MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF PRIOR TO THE DAY THAT IS ON OR AFTER THE EARLIEST TO OCCUR OF (1) THE DAY THAT IS 180 DAYS FOLLOWING

THE DATE OF THE FINAL PROSPECTUS FOR THE QUALIFIED IPO, (2) IF ALL EXECUTIVE OFFICERS, DIRECTORS AND STOCKHOLDERS OF MORE THAN 1% OF THE COMMON EQUITY OF THE COMPANY ENTER INTO CUSTOMARY LOCK-UP AGREEMENTS WITH THE APPLICABLE UNDERWRITERS IN CONNECTION WITH THE QUALIFIED IPO, THE EARLIEST DAY ON WHICH ANY SUCH LOCK-UP AGREEMENTS EXPIRE, (3) IF LESS THAN ALL EXECUTIVE OFFICERS, DIRECTORS AND STOCKHOLDERS OF MORE THAN 1% OF THE COMMON EQUITY OF THE COMPANY ENTER INTO CUSTOMARY LOCK-UP AGREEMENTS WITH THE APPLICABLE UNDERWRITERS IN CONNECTION WITH THE QUALIFIED IPO, THE DAY THAT THE QUALIFIED IPO IS CONSUMMATED AND (4) SUCH DATE ON WHICH THE LOCK-UP AGREEMENTS OTHERWISE TERMINATE OR EXPIRE. “QUALIFIED IPO” MEANS A FIRMLY UNDERWRITTEN REGISTERED PUBLIC OFFERING OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OF THE COMPANY (THE “COMMON STOCK”) THAT RESULTS IN AGGREGATE GROSS PROCEEDS TO THE COMPANY OF AT LEAST $150.0 MILLION, AND AFTER WHICH THE COMMON STOCK IS LISTED FOR TRADING OR QUOTED ON THE NEW YORK STOCK EXCHANGE, THE NASDAQ GLOBAL SELECT MARKET OR THE NASDAQ GLOBAL MARKET (OR ANY OF THE RESPECTIVE SUCCESSORS).

(d) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(e) Subject to the provisions of this Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

5. Representations; Warranties and Certain Agreements of Registered Holder. Registered Holder hereby represents and warrants to, and agrees with, the Company, that:

(a) Purchase for Own Account. The Securities will be acquired not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities in violation of the Securities Act.

(b) Disclosure of Information. Registered Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Registered Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Registered Holder or to which Registered Holder had access.

(c) Investment Experience. Registered Holder understands that the purchase of the Securities involves substantial risk. Registered Holder (a) has experience as an investor in securities of companies in the development stage and acknowledges that Registered Holder is able to fend for itself, can bear the economic risk of Registered Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Registered Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling Persons of a nature and duration that enables such Registered Holder to be aware of the character, business acumen and financial circumstances of such Persons.

(d) Accredited Investor Status. Such Registered Holder is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(e) Restricted Securities. Registered Holder understands that the Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Registered Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Registered Holder understands that the Company is under no obligation to register any of the securities sold hereunder. Registered Holder understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

(f) No Solicitation. At no time was Registered Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

6. Notices of Record Date, Etc. In the event:

(a) the Company shall take a record of the holders of its shares of Common Stock (or other securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any other securities, or to receive any other right; or

(b) of any capital reorganization of the Company, any reclassification of the shares of Common Stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such above case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of shares of Common Stock (or such other securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Common Stock and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

8. Exchange or Replacement of Warrants.

(a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new warrant or warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Warrant Shares (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new warrant of like tenor.

9. Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight delivery service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered one business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery.

10. No Rights or Liabilities as Stockholder. This Warrant does not by itself entitle Registered Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by Registered Holder to purchase Warrant Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of Registered Holder, shall cause Registered Holder to be a stockholder of the Company for any purpose.

11. Amendment or Waiver. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Company Warrants representing at least a majority of the number of shares of Common Stock then subject to outstanding Company Warrants.

12. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

13. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

14. Facsimile Signatures. This Warrant may be executed by facsimile signature.

15. Certain Definitions. The following definitions shall apply for purposes of this Warrant:

“Common Equity” of any Person means capital stock of such Person that is generally entitled to (a) vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Lock-up Agreements” shall have the meaning specified in the definition of Lock-up Release Date.

“Lock-up Release Date” means the day that is the earliest of (i) the day that is 180 days following the date of the final prospectus for the Qualified IPO, (ii) if all executive officers, directors and stockholders of more than 1% of the Common Equity of the Company enter into customary lock-up agreements (the “Lock-up Agreements”) with the applicable underwriters in connection with the Qualified IPO, the earliest day on which any such lock-up agreements expire, (iii) if less than all executive officers, directors and stockholders of more than 1% of the Common Equity of the Company enter into Lock-up Agreements with the applicable underwriters in connection with the Qualified IPO, the day that the Qualified IPO is consummated and (iv) such date on which the Lock-up Agreements otherwise terminate or expire.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other entity or any governmental authority.

“Qualified IPO” means the first firmly underwritten registered public offering of Common stock that results in aggregate gross proceeds to the Company of at least $150.0 million, and after which the Common Stock is listed for trading or quoted on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of the respective successors).

“Registration Rights Agreement” means the Eighth Amended and Restated Registration Rights Agreement, dated as of June 30, 2011, by and between the Company and the investors listed on the signature pages thereto, as such agreement may be amended, modified or supplemented from time to time.

“Restriction Agreement” means a restriction agreement in the form of Exhibit III hereto that is executed by each Registered Holder on the issue date of the Warrant and that must be executed by a transferee of Warrants and delivered to the Company prior to taking possession of Warrants if possession of Warrants is to occur prior to the Lock-up Release Date.

“SEC” means the U.S. Securities and Exchange Commission.

[Signature Page to Follow]

EXECUTED as of the Date of Issuance indicated above.

BLOOM ENERGY CORPORATION

By:	/s/ Randy Furr
	Name:	Randy Furr
	Title:	Chief Financial Officer
	Address:	1299 Orleans Drive
Sunnyvale, CA 94089

CANADA PENSON PLAN INVESTMENT BOARD

By:	/s/ Eric Wetlaufer
	Name:	Eric Wetlaufer
	Title:	Senior Managing Director
& Global Head of Public Market Investments
	Address:	1 Queen Street East, Suite 2500
Toronto, ON MSC 2W5 Canada

By:	/s/ Scott Lawrence
	Name:	Scott Lawrence
	Title:	Managing Director
& Head of Fundamental Equities
	Address:	1 Queen Street East, Suite 2500
Toronto, ON MSC 2W5 Canada

EXHIBIT I

PURCHASE FORM

To: Bloom Energy Corporation	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. C-005), hereby irrevocably elects to purchase                         shares of Common Stock of Bloom Energy Corporation, a Delaware corporation, covered by such Warrant.

The undersigned intends that payment of the Purchase Price shall be made as:

        a Cash Exercise with respect to                              Warrant Shares;

and/or

        a Cashless Exercise with respect to                                  Warrant Shares.

This exercise ☐ IS ☐ IS NOT conditioned upon the completion of the Qualified IPO that has been described in a Transaction Notice, dated                                    , delivered by the Company to Holder pursuant to Section 1 of the Warrant.

The undersigned hereby confirms the representations and warranties in Section 5 of the Warrant as they apply to the undersigned are true and complete as of this date.

The undersigned herewith makes payment of the full Purchase Price for such shares of Common Stock at the price per share provided for in such Warrant.

Canada Pension Plan Investment Board

Signature:
Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. C-005) with respect to the number of shares of Common Stock of Bloom Energy Corporation, a Delaware corporation, covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

The undersigned hereby agrees that it will not sell, assign or transfer the right, title and interest in and to the Warrant unless applicable federal and state securities laws have been complied with.

Dated:

Signature:

By:

Canada Pension Plan Investment Board

EXHIBIT III

RESTRICTION AGREEMENT

[______________], [_____]

Via Facsimile: 408-543-1160

Bloom Energy Corporation

1299 Orleans Drive

Sunnyvale, California 94089

Ladies and Gentlemen:

In connection with the receipt by the undersigned (the “Investor”) of a Warrant to purchase 469,333 shares of Warrant Shares issued by Bloom Energy Corporation (the “Company”) pursuant to the terms of that certain Common Stock Purchase Warrant, dated August 31, 2017, the Investor hereby acknowledges and agrees that, if all of the Company’s executive officers, directors and stockholders of more than 1% of the Common Equity (as defined in the Warrant) of the Company enter into lock-up agreements (the “Lock-up Agreements”) with the applicable underwriters in connection with the filing of a registration statement including a prospectus setting forth an estimated offering price range with the Securities and Exchange Commission (the “SEC”) that is reasonably anticipated at the time of such filing to result in a Qualified IPO, upon the Company’s request, it will enter into a lock-up agreement with the underwriters of such Qualified IPO and upon such underwriters request, it will agree, effective no later than one week prior to the distribution of a preliminary prospectus in connection with the commencement of marketing activities in respect of such contemplated Qualified IPO, not to (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Equity of the Company or any securities convertible into or exercisable or exchangeable for Common Equity of the Company (whether such shares or any such securities are then owned by the Investor or are thereafter acquired) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Equity of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Equity or such other securities, in cash or otherwise, without the prior written consent of the Company or such underwriters, as the case may be; provided that such lock-up agreement shall not restrict the ability of such Registered Holder of Warrants to exercise such Warrants, is not more restrictive in any material respect than the Lock-up Agreements, and includes provisions for the pro rata release from such lock-up agreement entered into by the Investor of shares of Common Equity or other securities subject thereto upon the release of such shares or other securities from the Lock-up Agreements and contains provisions otherwise at least as favorable to such Investor as those contained in the Lock-up Agreements, in each case no less favorable than the lock-up provisions included in the Registration Rights Agreement as it exists on the Issue Date; provided, further that, (1) the pro rata release provision shall not apply (a) unless the underwriters have first waived more than 1%, in the aggregate, of the Common Equity of the Company from such prohibitions or (b)(i) if the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter agreement, and (2) if the release or waiver is granted solely to allow a holder of Common Equity of the Company to participate as a selling stockholder in a follow-on public offering of such Common Equity of the Company pursuant to a registration statement that is filed with the SEC, the pro rata release provision shall apply only to the extent necessary to allow an Investor to participate in such follow-on offering with respect to securities sold by the Investor in such offering.

The underwriters in connection with the Company’s Qualified IPO are intended third party beneficiaries of this letter agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Investor agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this letter agreement until the end of lock-up period.

Defined terms used but not defined herein have the meaning assigned to them in the Warrant.

Sincerely,

CANADA PENSION PLAN INVESTMENT BOARD

By:
Name:
Title:

[For any Investor requiring a second signature line]

By:
Name:
Title: